Exhibit 99.1

Contact:  Stephen J. Morello
          Vice President, Public Relations and Corporate
          Communications
          (212) 872-7027 or (914) 244-7717


            READER'S DIGEST OUTLINES GROWTH STRATEGY

   Company Will Pursue Wider Sale of Non-Publishing Products,
    New Marketing Channels and Continued Geographic Expansion

   Strategy Will Deepen Company Presence in Five Key Consumer
                         Interest Areas

                Aggressive Internet Presence Seen

PLEASANTVILLE, N.Y., February 25, 1999--Thomas O. Ryder, chairman and CEO of The Reader's Digest Association, Inc. (NYSE: RDA, RDB) today outlined a five-point growth strategy for the company in a speech to financial analysts and company employees.

The key elements of the growth strategy include:

- Dramatically expanding the company's presence in five targeted areas of intense consumer interest -- home, health, family, finance and faith -- that offer high growth potential and suit the company's brand.

- Selling products and services beyond publishing that fit with the Reader's Digest brand in the five targeted areas, initially focusing on health and financial services.

- Continuing geographic expansion, by entering new countries and expanding offerings in countries where the company already has a presence.

- Developing new channels -- including direct response TV and non-sweepstakes mail -- to market existing and new products and services.

- Making the Internet an integral part of all the company's business by investing in high quality website development, enhancing current sites and creating new ones.

Mr. Ryder said, "This strategy builds on the core strengths of Reader's Digest -- our strong global brand, the unique trust we enjoy with our customers, our unmatched direct marketing capabilities and our skill in selecting, simplifying and presenting information for our customers."

"Our plan will allow Reader's Digest to deepen the relationship we have with millions of customers who are 50 and older -- the fastest growing and wealthiest demographic -- and to attract new customers to a range of new products under the Reader's Digest brand."

Well Positioned For Growth
Ryder noted that as a result of the company's efforts to reduce costs and monetize assets, it could make significant investments in expansion. "With an investment pool of $300 million and no debt, we are very well positioned to undertake an expansion effort that will improve shareholder value and increase the company's long-term success," Mr. Ryder said.

Targeted Consumer Life Stages and Interest Areas
As part of its growth strategy, the company said it will sharpen its focus and seek to establish a strong market position in five select consumer interest areas: family, finance, home, health and faith. It will market products and services to consumers at particular stages of their lives, such as the formation of their families and midlife retirement planning.

Mr. Ryder said, "We are a general interest company today and we will continue to create and promote these products tomorrow. But we will expand within a set of life interests that our customers care most deeply about. We already have millions of buyers in each of these categories, but we have a much greater opportunity before us: to develop a far more varied range of products and services to sell to current customers and to attract new ones."

These interest areas are also being targeted because they share four key characteristics:

- Reader's Digest already has a presence in them on which it can build.

-  The categories are large and growing information categories.

-  They fit well with the Reader's Digest brand.

- The need for trust and simplification in these areas is paramount.

"Reader's Digest can provide even more meaningful products and services to a broader portfolio of customers by focusing in a disciplined way on these five consumer interest areas and the critical life stages -- like marriage, home buying or retirement -- in which they often play an essential role," Mr. Ryder said.

Company Will Focus First in "Health" Area
The health category, where Reader's Digest already has substantial assets, will be the first priority among the company's five targeted interest areas. Reader's Digest announced it would significantly expand magazine and book publishing in the health area. Reader's Digest also will build a significant presence in health on the Internet.

The company is also considering entry into product categories in which it could capitalize on its brand strength and direct marketing skills, including the direct mail pharmaceuticals and vitamins business. Direct market pharmaceuticals is a $10 billion business that has grown 30% in each of the last two years. The company is currently in discussion with potential partners and acquisition candidates and could enter the market in its fiscal year 2000.

Expanding Non-Publishing Products and Services

The company identified two other areas where it would initially seek to expand its non-publishing products and services:
financial services and catalog merchandise.

- The company's initial focus in financial services will be on insurance and credit cards, which the company will offer its customers either on a co-branded or endorsed basis. Ultimately, the company plans to offer a broad range of insurance, debt and asset accumulation products, partnering with several leading financial institutions. Reader's Digest customers age 50+ present the key target market for financial institutions. Reader's Digest said it expects to select partners by June.

- In merchandise, the company's efforts will build on the initial success of the recently acquired Good Catalog Company. Reader's Digest said it will expand the current nine catalogs and enhance the Good Catalog business with Reader's Digest branding, promotion, database management capabilities and a strong Internet presence.

"Substantial research shows that the Reader's Digest brand can be extended to other product and service categories -- chiefly to those where trust and selection are true benefits. There are enormous non-publishing opportunities," Mr. Ryder said today.

Consumers 50+ Targeted
Mr. Ryder said several new product development and marketing strategies, such as the introduction of branded health and financial service products, would focus first on consumers age 50 and older, a significant component of Reader's Digest's database of names and customers. He told analysts, "We celebrate our strength with this demographic," noting the growth in the population age 50+ and their ownership of 70% of the nation's wealth.

Geographic Expansion
Reader's Digest plans to continue its successful global expansion. The company has experienced rapid growth in Eastern
Europe, South America and the Far East and expects to continue growing in these markets as well as identifying new markets for growth.

Ryder said that following recent visits to China, it is likely that the company will have a partnership in place to open a direct market book business by fiscal year 2000.

Reader's Digest currently has the most extensive global infrastructure in the publishing business, publishing magazines in 48 editions and 19 languages. To leverage further its global infrastructure, the company said that it also would seek to enter alliances in which it would take other companies' products into markets where Reader's Digest has a presence, acting, in effect, as an agent.

New Marketing Channels
Mr. Ryder said the company would pursue new marketing channels in addition to its traditional sweepstakes-connected direct mail because, "We were missing many people who like our products, but are not interested in sweepstakes."

The company said it has substantially expanded its efforts in direct response television campaigns, which focus on the company's flagship Reader's Digest magazine in the U.S. This initial effort is designed to generate new customers not reached by sweepstakes and to build the image of the magazine by providing people with a contemporary understanding of its content.

The company is also testing non-sweepstakes direct mail, and said it plans to market all of its new, non-publishing products without sweepstakes.

Internet Strategy

Mr. Ryder outlined an Internet strategy with four elements to fuel the company's growth:

- Making strategic investments in websites that fit the Reader's Digest brand and strategy and then using the company's magazine and direct marketing capabilities to drive traffic to those sites, which would be re-branded or co-branded with the Reader's Digest name. The company will invest at least $100 million in such sites.

- Using Reader's Digest's unique experience and marketing data to help launch top U.S. sites in other markets.

- Using the Internet to enhance the company's other new businesses.

- Enriching the content of the company's 20 existing websites and enhancing their interactivity to make them on-line communities of interest for Reader's Digest customers.

"With all of these on-line activities, we will constantly learn more about our customers, their interests and their needs," Mr.
Ryder said.

Mr. Ryder said that a number of the initiatives he outlined today were already under way. "We are balancing the urge to `get out there' with the need to test and to find the right value propositions, partners and talent to help lead our initiatives. Once we have done so, we will rapidly expand and migrate these concepts to other markets around the world."

The Reader's Digest Association, Inc. is a global publisher and direct marketer of products that inform, enrich, entertain and inspire people of all ages and all cultures around the world. Worldwide revenues were $2.6 billion for the fiscal year ended June 30, 1998. Global headquarters are located in Pleasantville, New York.